Exhibit 99

Granite City Reports Positive Trend in Sales and

Operations in First Quarter 2011

Company Outperforms Industry with 3.8% Positive Comps for Sales and 2.9% Increase in

Guest Counts for First Quarter 2011

MINNEAPOLIS May 4, 2011 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the first quarter ended March 29, 2011.

Highlights for the first quarter 2011 were as follows:

•                  Total restaurant sales increased 3.8% to $23.1 million from $22.2 million in the first quarter of 2010

•                  Guest counts increased 2.9% compared to the first quarter of 2010

•                  Company-wide EBITDA at $2.2 million for the first quarter 2011 represented an increase of $700,000 compared to first quarter 2010

•                  Restaurant-level IBO at $5.5 million in the first quarter of 2011 represented an increase of $278,000 over the first quarter of 2010

•                  Net loss decrease $804,000 in the first quarter of 2011 over the first quarter of 2010

•                  Net Income of $94,000, excluding non-cash compensation, in first quarter 2011

“As we move closer to our CDP closing, which remains subject to shareholder approval and other closing conditions, we are very pleased to see our business grow stronger,” said Steve Wagenheim, President and Chief Executive Officer of Granite City.  “We have spent a great deal of time working to strengthen the value of the Granite City concept to help bring customers back into our stores.  Not only have we succeeded on that front, but we have done so while building a very efficient operation.  We are now beginning to see what the added revenue can mean for our overall operations and cash flow.  The organization has a great deal of momentum and we hope that our bottle beer line along with the ability to buy a Granite City beer in various other venues will enhance the brand and momentum even further.  We look forward to putting Granite City back on a steady growth path.”

First Quarter 2011 Financial Results

Total revenue for first quarter 2011 increased by 3.8% to $23.1 million compared to $22.2 million for the first quarter of 2010.  Total cost of sales before occupancy was $17.6 million in the first quarter of 2011 or 76.1% of sales compared to prior year first quarter cost of sales before occupancy of $17.0 million or 76.5% of sales.

General and administrative expenses were $1.8 million or 7.9% of revenue for the first quarter of 2011 compared to $1.6 million or 7.0% of revenue for the first quarter of 2010.  General and administrative cost included non-cash stock compensation of $114,000 in the first quarter of 2011 compared to $26,000 in the first quarter of 2010.

The net loss for the first quarter of 2011 was $87,000 or $(0.01) per share compared to a net loss of $892,000 or $(0.12) per share in the first quarter of 2010.  There were 7.4 million shares outstanding in the first quarters 2011 and 2010.

First Quarter 2011 Conference Call

The Company will host a conference call to discuss its first quarter 2011 financial results on Tuesday, May 17, 2011 at 10:00 a.m. Central Time.  The call may be accessed by calling 1- 888-218-8172 and referencing code 7002785.  A replay of the call will be available for 30 days and may be accessed by calling 1- 888-203-1112 and entering replay code 7002785.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, our ability to realize the anticipated benefits of the CDP transaction, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO, company-wide EBITDA and net income, excluding non-cash compensation. As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating loss with the add-back of depreciation and amortization, net loss on disposal of assets and exit or disposal costs (Rogers & Troy). We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  As compared to the nearest GAAP measurement for our company, net income, excluding non-cash compensation, represents net income (loss) with the add-back of non-cash stock-based compensation.  We use this measurement to evaluate our ongoing financial performance exclusive of the volatility of our stock performance.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO,  company-wide EBITDA and net income, excluding non-cash compensation for the first quarters of 2011 and 2010 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more.  The contributions of this group of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson

	President and Chief Executive Officer	Chief Financial Officer

	(952) 215-0678	(952) 215-0676

Granite City Food & Brewery Ltd.

Condensed Consolidated Statements of Operations

	Thirteen Weeks Ended
	March 29,	March 30,
	2011	2010

Restaurant revenue	$23,093,632	$22,239,363

Cost of sales:
Food, beverage and retail	6,175,056	6,086,246
Labor	8,056,045	7,692,523
Direct restaurant operating	3,351,559	3,227,571
Occupancy	1,495,394	2,169,712
Total cost of sales	19,078,054	19,176,052

General and administrative	1,813,606	1,556,003
Depreciation and amortization	1,525,001	1,476,976
Exit or disposal activities	(191,477)	131,601
Gain on disposal of assets	(82,947)	(48,523)
Operating income (loss)	951,395	(52,746)

Interest:
Income	1,461	299
Expense	(1,040,277)	(839,385)
Net interest expense	(1,038,816)	(839,086)

Net income (loss)	$(87,421)	$(891,832)

Income (Loss) per common share, basic	$(0.01)	$(0.12)

Weighted average shares outstanding, basic	7,383,744	7,366,217

Selected Balance Sheet Information

	March 29, 2011	March 30, 2010
Cash	$1,431,259	$3,104,320
Current assets, including cash	$2,898,454	$4,817,027
Total assets	$55,213,069	$56,463,061
Current liabilities	$13,194,076	$14,014,137
Total liabilities	$51,421,312	$53,005,994
Shareholders’ equity	$3,791,757	$3,457,067

Non-GAAP Reconciliations Q1 2011 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$23,093,632	100%	$—	N/A	$23,093,632	100%

Cost of sales:
Food, beverage and retail	6,175,056	26.7%	—	N/A	6,175,056	26.7%
Labor	8,056,045	34.9%	—	N/A	8,056,045	34.9%
Direct restaurant operating expenses	3,351,559	14.5%	—	N/A	3,351,559	14.5%
Restaurant-level IBO*	$5,510,972	23.9%	$—	N/A	$5,510,972	23.9%

Occupancy					1,495,394	6.5%
General and administrative					1,813,606	7.9%

Company-wide EBITDA*					2,201,972	9.5%

Depreciation and amortization					1,525,001
Exit or disposal activities, other					(274,424)

Operating loss					951,395

Interest:
Income					1,461
Expense					(1,040,277)
Net interest expense					(1,038,816)

Net loss as reported under GAAP					$(87,421)

Net loss as reported under GAAP					$(87,421)
Add:
Non-cash stock-based compensation (restaurant-level)					67,409
Non-cash stock-based compensation (general and administrative)					114,261
Net income, excluding non-cash compensation*					$94,249

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q1 2010 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$20,647,463	100%	$1,591,900	100%	$22,239,363	100%

Cost of sales:
Food, beverage and retail	5,654,651	27.4%	431,595	27.1%	6,086,246	27.4%
Labor	7,156,485	34.7%	536,038	33.7%	7,692,523	34.6%
Direct restaurant operating expenses	3,010,752	14.6%	216,819	13.6%	3,227,571	14.5%
Restaurant-level IBO*	$4,825,575	23.4%	$407,448	25.6%	$5,233,023	23.5%

Occupancy					2,169,712	9.8%
General and administrative					1,556,003	7.0%

Company-wide EBITDA*					1,507,308	6.8%

Depreciation and amortization					1,476,976
Exit or disposal activities, other					83,078

Operating loss					(52,746)

Interest:
Income					299
Expense					(839,385)
Net interest expense					(839,086)

Net loss as reported under GAAP					$(891,832)

Net loss as reported under GAAP					$(891,832)
Add:
Non-cash stock-based compensation (restaurant-level)					20,043
Non-cash stock-based compensation (general and administrative)					78,570
Net loss, excluding non-cash compensation*					$(793,219)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.